Exhibit 23.4

Grandall Legal Group (Shanghai)

, 200041

31st Floor, Nanzheng Building, 580 Nanjing XiLu, Shanghai, China, 200041

/TEL.: (8621) 5234-1668 /FAX: (8621) 5234-1670

/Website: www.grandall.com.cn

Nov 9th, 2007

VisionChina Media Inc.

1/F Block No. 7 Champs Elysees

Nongyuan Road, Futian District

Shenzhen, China

Ladies and Gentlemen,

Re: Initial Public Offering of ADSs of Visionchina Media Inc.

We hereby consent to the use of our name under the captions entitled “Risk Factors”, “Enforceability of Civil Liabilities”, “Our Corporate Structure”, “Regulation”, “Legal Matters” and “Experts” included in the Registration Statement in the Prospectus contained in the Registration Statement on Form-F1 (“the Registration Statement”), originally filed by Visionchina Media Inc. on Nov 9th, 2007, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the filing of this consent as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

Grandall Legal Group (Shanghai)